UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 16, 2007
ARCADIA RESOURCES, INC.
(Exact Name of Registrant as Specified in its Charter)
Nevada
(State or Other Jurisdiction of Incorporation)

000-31249 (Commission File Number)	88-0331369 (IRS Employer Identification No.)

26777 Central Park Blvd., Suite 200 Southfield, Michigan (Address of principal executive offices)	48076 (Zip Code)
Registrant’s telephone number, including area code: (248) 352-7530
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
          The Company filed a Current Report on Form 8-K with the Securities and Exchange Commission on February 23, 2007 (the “Current Report”) describing the completion of the Company’s acquisition of PrairieStone Pharmacy, LLC. Per the instructions to paragraphs (a)(4) and (b)(2) of Item 9.01 of Form 8-K, the Company hereby amends and restates the Current Report in its entirety and to include the financial statements and pro forma financial information required by those paragraphs.
Item 2.01 Completion of Acquisition or Disposition of Assets
          On February 16, 2007 (the “Closing Date”), Arcadia Resources, Inc. (the “Company”) closed on and completed its acquisition of all of the outstanding membership units of PrairieStone Pharmacy, LLC (“PrairieStone”) from the sellers (the “Sellers”). The Purchase Agreement is described in detail in the Company’s Current Report on Form 8-K filed on February 1, 2007 (the “Prior 8-K”) and is attached as Exhibit 10.1. The Sellers are identified in Exhibit 99.1. The following description is qualified in its entirety by the terms and conditions of the Purchase Agreement.
          At closing, the Company issued to the Sellers eight (8) million shares of its common stock, valued at $17,304,000, as initial consideration for the purchase of the membership units. The value per share of $2.163 was based on the average closing price for the ten days prior to the Closing Date. In addition, at closing the term loan obligation of PrairieStone owed to AmerisourceBergen Drug Corporation (“ABDC”) in the principal amount of $3,750,000 dollars was paid in full by the Company with 1,926,337 shares of Company stock. The number of shares of Company stock issued to ABDC in payment of the principal amount of the term loan was determined based upon a share price of $1.9467, which represented ninety percent (90%) of the value of the ten (10) day average closing price per share of Company stock prior to the Closing Date. Additional consideration may be payable in the future under the terms of the Purchase Agreement. The components of the entire purchase price are described below.
          Purchase Price for Membership Units. The purchase price for the membership units is the sum of the following four components: Closing Date Consideration, the Price Adjustment (if any), the Anniversary Date Consideration (if any), and the Earn-Out Consideration (if any). The four components of the purchase price are to be determined as follows:
     1. Closing Date Consideration. The Closing Date Consideration is the lesser of (i) 8 million shares of the Company’s common stock and (ii) that number of Company shares arrived at by dividing $20 million dollars by the Closing Date Price (defined as the average closing price per Company share for each of the last ten trading days before Closing). The Company shares issued to the Sellers to satisfy the Closing Date Consideration are referred to herein as the Closing Date Shares. As discussed above, 8 million shares were issued at Closing as the Closing Date Consideration.
     2. Price Adjustment. If the Closing Date Price is less than or equal to the Ceiling Price (defined as $2.50 per share of Company common stock unless modified by a capital adjustment),

there shall be a Price Adjustment increase on the Closing Date Shares equal to six percent of the difference between the Ceiling Price and the Closing Date Price. The Price Adjustment, if any, is payable at the Company’s election in shares or cash within ten days of the Anniversary Date (defined as the first business day one calendar year after Closing). Any shares issued to satisfy the Price Adjustment will be valued as of the Anniversary Date. The Price Adjustment was computed to be $161,760 at Closing.
     3. Anniversary Date Consideration. If the Anniversary Date Price (defined as the average closing price per Company share for each of the last ten (10) trading days before the Anniversary Date) is less than or equal to the Ceiling Price, the Anniversary Date Consideration payable with respect to the Closing Date Shares shall be the amount by which the Ceiling Price per share exceeds the greatest of the Closing Date Price, the Anniversary Date Price or the Interim Sale Price per share (defined as the average price at which each Seller has sold any of his/its Closing Date Shares before the Anniversary Date). The Anniversary Date Consideration, if any, is payable at the Company’s election within ten (10) days of the Anniversary Date in cash or Company shares, valued as of the Anniversary Date. The Anniversary Date Consideration payable to a Seller, if any, is calculated as follows:
          • For each Closing Date Share that a Seller has not sold before the Anniversary Date, the Anniversary Date Consideration payable to such Seller with respect to such Closing Date Shares shall be calculated as follows: (i) if the Anniversary Date Price is equal to or greater than the Ceiling Price, the Anniversary Date Consideration shall be zero; (ii) if the Anniversary Date Price is less than the Ceiling Price and less than or equal to the Closing Date Price, the Anniversary Date Consideration will be an amount equal to the difference between the Closing Date Price and the Ceiling Price; and (iii) if the Anniversary Date Price is less than the Ceiling Price and greater than the Closing Date Price, the Anniversary Date Consideration will be an amount equal to the difference between the Anniversary Date Price and the Ceiling Price.
          • For all of the Closing Date Shares that a Seller has sold before the Anniversary Date, the Anniversary Date Consideration payable to such Seller with respect to such Closing Date Shares shall be calculated as follows: (i) if the Anniversary Date Price is equal to or greater than the Ceiling Price, the Anniversary Date Consideration shall be zero; (ii) if the Interim Sale Price is greater than or equal to the Ceiling Price, the Anniversary Date Consideration shall be zero; (iii) if the Interim Sale Price is less than the Ceiling Price, then the Anniversary Date Consideration due shall be an amount equal to the least of (a) the difference between the Interim Sale Price and the Ceiling Price, or (b) the difference between the Closing Day Price and the Ceiling Price, or (c) the difference between the Anniversary Date Price and the Ceiling Price.
     4. Earn-Out Consideration. The Earn-Out Consideration payable to the Sellers, if any, shall be calculated and determined as follows: (i) in the case of the first full twelve (12) month period following the Closing Date, provided that PrairieStone’s annual earnings before interest, taxes, depreciation and amortization (EBITDA as defined in the Agreement) for such period exceeds $1.5 million dollars, the Earn-Out Consideration shall equal twenty-five percent (25%) of PrairieStone’s annual EBITDA for such period, provided that No Earn-Out consideration is payable if the annual EBITDA for such period does not exceed $1.5 million; and (ii) in the case of the second full twelve (12) month period following the Closing Date, the Earn-Out

Consideration is twenty percent (20%) of the excess, if any, of PrairieStone’s annual EBITDA for the second twelve month period over the EBITDA for the first twelve (12) month period, provided that if the annual EBITDA for the second twelve (12) month period does not exceed $18 million dollars, no Earn-Out Consideration is payable. The Earn-Out Consideration, if any, can be paid by the Company in cash or Company shares valued as of the Anniversary Date.
     Holdback Shares. A designated number of the Closing Date Shares payable to two of the Sellers who are executives of PrairieStone (the “Executive Sellers”), will be held by the Company subject to a Holdback Account. The shares to be held by the Company subject to the Holdback Account are referred to as the (“Holdback Shares”). The Holdback Shares will be held by the Company for the purpose of satisfying any indemnity claim by the Company against the Executive Sellers. As of the Closing and as of the end of each quarter thereafter during the first year following the Closing, unless the average closing price per Company share for each of the last ten trading days before such date equals or exceeds $2.50 per share, no Holdback Shares will be placed into the Holdback Account. The number of Holdback Shares as of the Closing date are an aggregate of 195,600 shares of common stock. On the Anniversary Date, the Holdback Account shall contain Holdback Shares valued at $1.5 million dollars and shall be adjusted thereafter based upon the ten day average closing price per Company share for each of the last ten trading dates before such date. Any dividends or distributions paid on or with respect to the Holdback Shares, while such shares are held in the Holdback Account, shall be paid to the Executive Sellers. The Executive Sellers shall have the right to vote all Holdback Shares.
     The Holdback Shares shall be released from the Holdback Account by the Company to the Executive Sellers no later than June 30, 2009 if the annual EBITDA of PrairieStone for the fiscal year ending March 31, 2009 equals or exceeds $10 million dollars. If the annual EBITDA of PrairieStone for the fiscal year ending March 31, 2009, does not equal or exceed $10 million dollars, then fifty percent (50%) of the Holdback Shares shall be released within ninety (90) days following the end of the first fiscal quarter after the fiscal year ending March 31, 2009, if PrairieStone has achieved $10 million dollars of annualized annual EBITDA for such quarter, and the remaining balance of the Holdback Shares shall be released within ninety (90) days following the second fiscal quarter after the fiscal year ending March 31, 2009, if PrairieStone has achieved $10 million dollars of annualized annual EBITDA for such quarter. Notwithstanding the forgoing, if PrairieStone’s annualized annual EBITDA has not reached $10 million dollars on or before the quarter ending March 31, 2010, the Holdback Shares shall be released to the Company and cancelled.
     Registration Rights. The Company and the Sellers entered into a Registration Rights Agreement which provides that the Company will file with the U.S. Securities and Exchange Commission, within a specified time frame, a registration statement to enable the resale by the Sellers of the 9,926,337 shares issued at closing together with any additional shares payable in the future, as described in further detail in the Prior 8-K.
     Sale of Company Shares By Executive Sellers To Satisfy Tax Obligations. During the thirty day period (the “Private Sale Period”) following the date upon which the Registration Statement is declared effective by the Securities and Exchange Commission, the Company will use reasonable commercial efforts to assist the Executive Sellers with finding a private sale buyer for their Tax Liability Shares (defined as 2,200,000 divided by the Closing price per share of the Company stock as of the Closing Date). To the extent that during the Private Sale Period a private sale transaction does not occur or less than all of the Executive Sellers Tax Liability Shares are sold, the Executive Sellers will be free for sixty (60) days (the “Market Sale Period”) to sell in market sales any remaining Tax Liability Shares. At the end of the Market Sale Period, if the net proceeds to the Executive Sellers from their private sale transaction and the market sale transactions is less than $2,200,000 dollars (“Tax Liability”), in exchange for any remaining Tax Liability Shares the Company shall either distribute cash to the Executive Sellers sufficient to satisfy the outstanding balance of their Tax Liability or distribute Company shares to the Executive Sellers with a then current market value sufficient to satisfy the outstanding balance of the Tax Liability.
     Sales of Company Shares by Sellers. The Sellers have agreed that during the two (2) year period following the Closing, they will not, individually or in the aggregate, publicly sell or otherwise privately sell, give, transfer, exchange dividend or distribute in any one day more than the Sellers Total Daily Limit of the Company shares. The Sellers’ Total Daily Limit shall mean the greater of twenty-five thousand (25,000) shares or during the first year following Closing twenty percent (20%) of the average daily trading volume of the Company common stock during the five trading days preceding the day of sale and during the second year thirty percent (30%) of such average daily trading volume. The Sellers further agree that at all times prior to the Anniversary Date, the Sellers shall not sell any of the Company shares on a short basis.
     Other. In conjunction with the closing of the acquisition, PrairieStone closed on the sale of the assets of fifteen (15) retail pharmacies located within grocery stores owned and operated by Lunds, Inc. (“Lunds”) and Byerly’s, Inc. to Lunds, which transaction included execution of a five-year Management Services Agreement between Lunds and PrairieStone. The Company and PrairieStone entered into a supply agreement (the “Prime Vendor Agreement”) with ABDC for a term through September of 2010, which contains minimum volume purchase requirements and specified pricing levels.
Item 9.01 Financial Statements and Exhibits
(a)	Financial Statements of Business Acquired

Audited balance sheets of PrairieStone Pharmacy, LLC as of December 31, 2006 and 2005 and the related statements of operations, changes in members’ deficit and cash flows for the years ended December 31, 2006, 2005, and 2004, beginning at page F-1.

(b)	Pro Forma Financial Information

Unaudited pro forma balance sheet of Arcadia Resources, Inc. as of December 31, 2006, unaudited pro forma statement of operations of Arcadia Resources, Inc. for the nine months ended December 31, 2006, and the unaudited pro forma statement of operations of Arcadia Resources, Inc. for the year ended March 31, 2006, beginning at page PF-1.

(d)	Exhibits
10.1	Limited Liability Company Ownership Interest Purchase Agreement (previously filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q filed on February 14, 2007 and incorporated herein by this reference (File No. 000-31249)).

23.1	Consent of Independent Registered Public Accounting Firm – Carver Moquist & O’Connor, LLC.

99.1	Schedule of Sellers (previously filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K filed on February 1, 2007 and incorporated herein by this reference (File No. 000-31249)).
SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Lynn K. Fetterman
Lynn K. Fetterman
Interim Chief Financial Officer (Principal Financial and Accounting Officer)

     March 20, 2007

EXHIBIT INDEX
The following documents are filed as part of this report. The Company’s Commission file number is 000-31249.

Exhibit
No.	Exhibit Description

10.1	Limited Liability Company Ownership Interest Purchase Agreement (previously filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q filed on February 14, 2007 and incorporated herein by this reference (File No. 00-31249)).

23.1	Consent of Independent Registered Public Accounting Firm – Carver Moquist & O’Connor, LLC

99.1	Schedule of Sellers (previously filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K filed on February 1, 2007 and incorporated herein by this reference (File No. 000-31249)).

PRAIRIESTONE PHARMACY, LLC
CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

PRAIRIESTONE PHARMACY, LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Members of
Prairiestone Pharmacy, LLC:
We have audited the accompanying consolidated balance sheets of Prairiestone Pharmacy, LLC and Subsidiaries (the Company) as of December 31, 2006 and 2005, and the related consolidated statements of operations, members’ deficit and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Prairiestone Pharmacy, LLC and Subsidiaries as of December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.
Carver Moquist & O’Connor, LLC
Bloomington, Minnesota
February 22, 2007

PRAIRIESTONE PHARMACY, LLC
CONSOLIDATED BALANCE SHEETS
December 31, 2006 and 2005

	2006	2005
ASSETS

Current assets:
Cash and cash equivalents	$335,972	$354,146
Accounts receivable, net of allowance for doubtful accounts of $22,157 and $28,756, respectively	1,394,007	2,553,568
Accounts receivable — related party	278,442	409,786
Inventory, net of vendor allowances	1,328,307	3,453,831
Prepaid expenses and deposits	30,000	31,877

Total current assets	3,366,728	6,803,208

Property, equipment and improvements, net	3,073,900	3,375,479

Intangible assets, net	194,701	3,567,136

Total assets	$6,635,329	$13,745,823

See accompanying notes to consolidated financial statements.

	2006	2005
LIABILITIES AND MEMBERS’ DEFICIT

Current liabilities:
Current portion of obligations under capital leases	$453,561	$436,991
Current portion of long-term debt	375,000	—
Current portion of deferred lease incentives	42,621	45,207
Current portion of deferred revenue	145,367	—
Short-term note payable	29,512	—
Accounts payable	596,780	916,470
Accounts payable — related party	884,679	1,786,392
Other payables	27,685	355,582
Accrued liabilities:
Payroll and related	390,355	829,589
Severance	58,420	246,611
Other	196,192	58,937

Total current liabilities	3,200,172	4,675,779

Long-term liabilities:
Line of credit — related party	750,000	1,000,000
Long-term debt, less current portion	7,348,600	7,500,000
Capital lease obligations, less current portion	1,051,240	1,527,733
Deferred revenue, less current portion	78,333	—
Deferred lease incentives, less current portion	170,483	235,086

Total long-term liabilities	9,398,656	10,262,819

Total liabilities	12,598,828	14,938,598

Members’ deficit:
Members’ units, 100 issued and outstanding	9,118,552	9,118,552
Accumulated deficit	(15,082,051)	(10,311,327)

Total members’ deficit	(5,963,499)	(1,192,775)

Total liabilities and members’ deficit	$6,635,329	$13,745,823

PRAIRIESTONE PHARMACY, LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2006, 2005 and 2004

	2006	2005	2004
Net sales	$39,304,753	$28,787,565	$6,741,870

Cost of goods sold	31,568,956	23,325,066	5,447,113

Gross profit	7,735,797	5,462,499	1,294,757

Operating expenses:
Selling, general and administrative	12,122,239	9,773,173	4,665,529
Depreciation and amortization	1,002,878	674,426	148,131
(Gain) loss on sale of assets	(1,597,047)	25,197	—

Total operating expenses	11,528,070	10,472,796	4,813,660

Operating loss from operations	(3,792,273)	(5,010,297)	(3,518,903)

Other income (expenses):
Other income — debt forgiveness	100,000	—	—
Interest expense, net	(1,078,451)	(622,090)	(141,975)
Legal settlement and related costs	—	—	(908,073)

Total other income (expenses)	(978,451)	(622,090)	(1,050,048)

Net loss	$(4,770,724)	$(5,632,387)	$(4,568,951)

See accompanying notes to consolidated financial statements.

PRAIRIESTONE PHARMACY, LLC
CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ DEFICIT
For the Years Ended December 31, 2006, 2005 and 2004

		BRZ, LLC
	ZRB	Class A	Class B	Prairiestone
	Holdings, LLC	(Non-voting)	(Voting)	Pharmacy, LLC
	Members	Members	Members	Members	Accumulated
	Equity	Equity	Equity	Equity	Deficit	Total
Balance at January 1, 2004	$—	$—	$—	$—	$(109,989)	$(109,989)

Contributions from members	—	300,000	650,000	—	—	950,000

Net loss:
BRZ, LLC	—	—	—	—	(3,879,001)	(3,879,001)
ZRB Holdings, LLC	—	—	—	—	(689,950)	(689,950)

Total net loss	—	—	—	—	(4,568,951)	(4,568,951)

Balance at December 31, 2004	—	300,000	650,000	—	(4,678,940)	(3,728,940)

Merger of ZRB into BRZ, LLC and ultimate merger into Prairiestone Pharmacy, LLC (see footnote 1)	—	(300,000)	(650,000)	950,000	—	—

Members’ distribution	—	—	—	(978)	—	(978)

Contributions from new members net of transactions costs of $160,470	—	—	—	8,169,530	—	8,169,530

Net loss:
Prairiestone Pharmacy, LLC — October 1, 2005 to December 31, 2005	—	—	—	—	(1,338,372)	(1,338,372)
BRZ, LLC — January 1, 2005 to September 30, 2005	—	—	—	—	(4,290,717)	(4,290,717)
ZRB Holdings, LLC — January 1, 2005 to September 30, 2005	—	—	—	—	(3,298)	(3,298)

Total net loss	—	—	—	—	(5,632,387)	(5,632,387)

Balance at December 31, 2005	—	—	—	9,118,552	(10,311,327)	(1,192,775)

Net loss — Prairiestone Pharmacy, LLC	—	—	—	—	(4,770,724)	(4,770,724)

Balance at December 31, 2006	$—	$—	$—	$9,118,552	$(15,082,051)	$(5,963,499)

See accompanying notes to consolidated financial statements.

PRAIRIESTONE PHARMACY, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2006, 2005 and 2004

	2006	2005	2004
Cash flows from operating activities:
Net loss	$(4,770,724)	$(5,632,387)	$(4,568,951)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,002,878	674,426	148,131
(Gain) loss on sale of assets	(1,597,047)	25,197	—
Debt forgiveness income	(100,000)	—	—
Non-cash management service income	(25,000)	—	—
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	1,290,905	(2,212,702)	(725,985)
(Increase) decrease in inventory	509,956	115,461	(936,192)
(Increase) decrease in prepaid expenses and deposits	1,877	83,739	(10,609)
Increase (decrease) in accounts payable	(243,245)	6,886,338	3,741,467
Increase (decrease) in accrued liabilities	(490,170)	261,449	974,676
Increase (decrease) in other payables	(327,897)	355,582	—
Increase in deferred revenue	223,700	—	—
Increase (decrease) of deferred lease incentives	(44,775)	139,675	140,618

Net cash provided by (used in) operating activities	(4,569,542)	696,778	(1,236,845)

Cash flows from investing activities:
Purchases of property, equipment and improvements	(377,990)	(911,596)	(485,776)
Business acquisitions	—	(6,257,562)	(400,318)
Proceeds from sale of assets, net of transaction costs	2,848,739	—	—
Purchases of intangible assets	(66,159)	(45,000)	—

Net cash provided by (used in) investing activities	2,404,590	(7,214,158)	(886,094)

Cash flows from financing activities:
Line of credit advances — related party	2,250,000	1,000,000	—
Proceeds from issuance of short-term debt — related party	350,000	—	—
Repayments of short-term debt — related party	(350,000)	—	—
Proceeds from issuance of long-term debt — related party	—	8,588,967	—
Repayments of long-term debt — related party	—	(3,750,000)	—
Repayments on short-term note payable	(35,520)	—	—
Proceeds from issuance of long-term debt	353,600	—	1,500,000
Repayments of long-term debt	—	(7,435,189)	(531,499)
Proceeds from capital lease obligations	—	—	208,200
Repayments of capital lease obligations	(421,302)	(127,676)	(22,390)
Contributions from members	—	8,169,530	720,000
Distributions to members	—	(978)	—

Net cash provided by financing activities	2,146,778	6,444,654	1,874,311

Net decrease in cash and cash equivalents	(18,174)	(72,726)	(248,628)
Cash and cash equivalents at beginning of the year	354,146	426,872	675,500

Cash and cash equivalents at end of year	$335,972	$354,146	$426,872

See accompanying notes to consolidated financial statements.

PRAIRIESTONE PHARMACY, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2006, 2005 and 2004
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

Nature of Business

Prairiestone Pharmacy, LLC (the Company), headquartered in Plymouth, Minnesota, is in the retail pharmacy industry. The Company sells prescription drugs, over-the-counter products and related healthcare items to customers inside grocery stores, senior living communities and corporate campus pharmacy programs. In 2006, the Company launched its new DailyMed™ product which sorts medications into single dose packets organized by date and time. Additionally, the Company put in place a license service model where they contract with other regional grocery chain pharmacies to provide pharmacy expertise, access to a restricted 3rd party network and the right to sell DailyMed™.

The Company has three subsidiaries. BRZ Michigan, LLC contained the operations of the Michigan retail pharmacies. Prairiestone Rx, LLC contained retail pharmacies within grocery locations in Minnesota, a central fill pharmacy, corporate campus operations and management services. ERX, LLC contained pharmacies within non-grocery locations in Minnesota and pharmacy management services. All significant intercompany balances and transactions have been eliminated in consolidation.

Business Combination

On September 30, 2005, a merger between the commonly controlled entities of BRZ, LLC (dba: Prairiestone Pharmacy) and ZRB Holdings, LLC (parent of BRZ, LLC) was completed and the surviving entity was BRZ, LLC. Immediately upon completion of this merger, all assets and liabilities of BRZ, LLC were contributed/merged into a newly formed entity named Prairiestone Pharmacy, LLC. Additionally, two new equity members contributed net capital of $8,169,530.

The above mergers have been accounted for in a manner similar to a pooling of interests in accordance with provisions of Statement of Financial Accounting Standards (SFAS) 141 “Business Combinations”. Accordingly, all prior period consolidated financial statements have been restated to include the combined results of operations, financial position and cash flows of BRZ, LLC and ZRB Holdings, LLC. The effects of any intercompany transactions on current assets, current liabilities, revenue, cost of sales and accumulated deficit for all periods presented have been eliminated.

The following information presents certain income statement data of the separate companies for the periods preceding the mergers:

	2005	2004
Net sales:
Prariestone Pharmacy, LLC	$12,330,903	$—
BRZ, LLC	16,456,662	6,741,870
ZRB Holdings, LLC	—	—

	$28,787,565	$6,741,870

PRAIRIESTONE PHARMACY, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2006, 2005 and 2004

	2005	2004
Net loss:
Prariestone Pharmacy, LLC	$1,338,372	$—
BRZ, LLC	4,290,717	3,879,001
ZRB Holdings, LLC	3,298	689,950

	$5,632,387	$4,568,951

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and revenue and expenses during the reporting period. Actual results could differ from those estimates.
Concentrations of Risk
Cash Deposits in Excess of Federally Insured Limits
The Company’s cash is located in a single financial institution. The balance is insured by the Federal Deposit Insurance Corporation up to $100,000. The Company had an uninsured cash balance of $206,806 and $813,983 at December 31, 2006 and 2005, respectively.
Major Suppliers
The Company purchases inventory from a limited number of suppliers. A constraint on these suppliers could result in a possible loss of sales.

				Percent of
	Percent of Purchases			Accounts Payable
Supplier	2006	2005	2004	2006	2005
1 — related party	99%	60%	—	55%	62%
2	—	39%	97%	—	19%
Fair Value of Financial Instruments
The carrying amount of financial instruments, including accounts receivable, accounts payable, accrued liabilities and notes payable, approximates fair value. Interest on the notes payable are at rates which approximate fair value.
Cash and Cash Equivalents
Cash and cash equivalents consist of cash and temporary investments with maturities of three months or less when purchased.

PRAIRIESTONE PHARMACY, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2006, 2005 and 2004
Accounts Receivable
Accounts receivable are stated net of an allowance for doubtful accounts which is based on historical results and aging of accounts receivable. The receivable balance primarily includes amounts due from third party providers, pharmacy benefit managers, insurance companies, governmental agencies and customers.
Inventory
Inventory is stated at lower of cost or market on a first-in, first-out (FIFO) basis using the actual wholesale price paid to determine cost of sales and inventory. The Company is allowed to return inventory to its suppliers at any time prior to the inventory’s expiration date and receive up to a full refund of the cost.
Property, Equipment and Improvements
Property, equipment and improvements to leased premises are depreciated and amortized using the straight-line method over the estimated useful lives of the assets, or when applicable, the term of the lease, whichever is shorter. Repair and maintenance costs are charged to expense as incurred. Major renewals or replacements that substantially extend the useful life of an asset are capitalized and depreciated. As items of property, equipment and improvements are sold or retired, the related cost and accumulated depreciation or amortization is removed from the accounts and any gain or loss is included in operations.
The estimated useful lives are as follows:

Years
Leasehold improvements	8 - 10
Machinery and equipment	5 - 7
Software	3 - 5
Furniture and fixtures	7
Intangible Assets
Intangible assets are being amortized on a straight-line basis over their estimated useful lives up to 7 years.
Impairment of Long-Lived Assets
The Company periodically assesses the recoverability of long-lived assets and intangible assets by reviewing for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

PRAIRIESTONE PHARMACY, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2006, 2005 and 2004
Deferred Lease Incentives
The Company accounts for construction allowances received from landlords in accordance with SFAS No. 13, “Accounting for Leases,” and Financial Accounting Standards Board (“FASB”) Technical Bulletin 88-1, “Issues Relating to Accounting for Leases.” Accordingly, all amounts received from landlords to fund leasehold improvements are recorded as a deferred liability, which is amortized over the related store’s lease term.
Revenue Recognition
The Company recognizes revenue from the sale of merchandise at the time the merchandise is sold and delivered to the customer. Insurance entities generally determine their reimbursement based on the usual and customary charges or contractual arrangements with the pharmacy. Revenues are recorded based on the expected amount to be realized by the Company. For third party sales, revenue is recognized at the time the prescription is filled, adjusted by an estimate for those that have not yet been picked up by a customer at the end of the period. Customer returns are minimal due to the nature of the pharmaceutical sales business and no allowance has been recorded.
Cost of Goods Sold
Cost of good sold includes purchases of product less any vendor rebates. Pharmacy operational expenses are included in selling, general and administrative.
Vendor Allowances
Vendor allowances are principally received as a result of purchases, sales or promotion of vendors’ products. Allowances are recorded as a reduction of inventory and are recognized as a reduction of cost of sales when the related products are sold in accordance with EITF Issue No. 03-10, “Application of EITF Issue No. 02-16, ‘Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor,’ by Resellers to Sales Incentives Offered to Consumers by Manufactures.” At December 31, 2006 and 2005, there was $26,322 and $40,053 of vendor allowances reducing the cost of inventory.
Store Opening Costs
New store opening costs, other than capital expenditures, are charged directly to expense when incurred.
Advertising Costs
The Company expenses advertising costs as incurred. Advertising costs for the years ended December 31, 2006, 2005 and 2004 were $759,280, $373,635 and $285,826, respectively.

PRAIRIESTONE PHARMACY, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2006, 2005 and 2004
Income Taxes

The Company is a limited liability company and taxed as a partnership in which all elements of income and deductions are included in the tax returns of the members of the Company. Accordingly, no provision for current or deferred income taxes is included in the accompanying financial statement.

Recently Issued Accounting Pronouncements

None applicable to the Company.

2.	ACQUISITIONS

In July 2005, the Company acquired the prescription files and inventory for sixteen Michigan pharmacy locations operated by D&W Food Centers, Inc. for $6,157,767 in cash. The Company incurred $99,795 of acquisition costs in connection with this transaction. The purchase price was allocated based on fair value as follows:

Intangible asset — customer scripts	$3,599,795
Inventory	2,633,100
Accounts receivable	24,667

$6,257,562

In January 2004, the Company acquired the prescription files and equipment for four Lunds and Byerly’s pharmacy locations operated by Fairview Health Services. The purchase price was $675,318 in cash, which included $275,000 of transitioning costs which was expensed during the remainder of 2004. The remainder of the purchase price was allocated based on fair value as follows:

Intangible asset — customer scripts	$250,000
Equipment and fixtures	150,318

$400,318

3.	DIVESTITURES AND OTHER REPOSITIONING ACTIVITIES

In 2006, the Company sold, on two different occasions, its locations in Michigan which were acquired in July 2005. Details of the two sales are as follows:
On February 28, 2006, the customer prescription files for four locations were sold for $1,450,000 in cash. These locations were sold as a result of the grocer announcing the closure of the grocery stores in which they operated. An additional $650,000 was received in connection with this sale from the grocer as a result of a breach in contract for the stores closing based on terms of the original service contract in which these store pharmacies were operated by the Company. A total gain of $1,083,377 resulted from this transaction.

PRAIRIESTONE PHARMACY, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2006, 2005 and 2004
On October 30, 2006, the customer prescription files, inventory and equipment of the remaining 12 locations were sold for a total purchase price of $4,772,827. The purchase price was received as follows: 1) $750,754 — cash; 2) $189,823 — assumption of capital lease obligation; 3) $1,332,250 — direct payment to the Company’s product inventory vendor; and 4) $2,500,000 — direct payment on a long-term note. The Company incurred $32,852 in transaction costs and had a resulting gain of $538,208. Also, as part of this sale, the purchaser has entered into a three year license service agreement with the Company beginning January 1, 2007. The Company has received an up-front payment on this service contract totaling $223,700 which is classified as deferred revenue at December 31, 2006.
On March 31, 2006, the Company closed the Richfield, Minnesota EqLife pharmacy resulting in a loss of $50,567.

On July 31, 2006, the prescription files, equipment and inventory of the St. Paul, Minnesota pharmacy was sold for $70,000, resulting in a $26,029 gain.

4.	PROPERTY, EQUIPMENT AND IMPROVEMENTS

Property, equipment and improvements consisted of the following at December 31:

	2006	2005
Machinery and equipment	$2,771,626	$2,801,313
Leasehold improvements	788,235	956,227
Software	359,540	—
Furniture and fixtures	145,290	100,153

	4,064,691	3,857,693
Less accumulated depreciation and amortization	(990,791)	(482,214)

Property, equipment and improvements, net	$3,073,900	$3,375,479

Depreciation expense for property, equipment and improvements for the years ended December 31, 2006, 2005 and 2004 was $602,572, $382,600 and $102,297, respectively.

PRAIRIESTONE PHARMACY, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2006, 2005 and 2004
5.	INTANGIBLE ASSETS

Intangible assets consisted of the following at December 31:

	2006	2005
Customer scripts	$250,000	$3,849,796
Deferred financing costs	10,000	10,000
Patent costs	66,159	—
Non-compete	45,000	45,000

	371,159	3,904,796

Less accumulated amortization	(176,458)	(337,660)

Intangible assets, net	$194,701	$3,567,136

Amortization expense for acquired intangible assets for the years ended December 31, 2006, 2005 and 2004 was $400,306, $291,826 and $45,834, respectively.
Expected aggregate amortization expense for the next five years is as follows:

2007	$73,601
2008	56,726
2009	10,892
2010	6,226
2011	4,726
Thereafter	42,530

$194,701

6.	LINE OF CREDIT — RELATED PARTY

The Company maintains a line of credit with one of its principal suppliers, who is a member of the Company, which allows for borrowings up to $4,000,000. The line of credit bears interest at the Prime rate plus 2.00%. This rate was 10.25% and 9.25% at December 31, 2006 and 2005, respectively. The outstanding balance on the line of credit was $750,000 and $1,000,000 at December 31, 2006 and 2005. The line of credit is collateralized by all assets of the Company. The maturity date of the revolving line of credit is September 30, 2010.

The financial covenants of the agreement require the Company to maintain certain representations, warranties and maintain its financial statements, books and records in accordance with generally accepted accounting principles (GAAP). The credit agreement also has other covenants, including prompt release of the financial information and annual audited financial statements. In the event of default and the absence of a supplier waiver, the line of credit is immediately due and payable. The Company was in compliance with the above requirements at December 31, 2006.

PRAIRIESTONE PHARMACY, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2006, 2005 and 2004
7.	SHORT-TERM NOTE PAYABLE

The Company is financing software. The agreement calls for monthly payments of $6,043 per month with interest at 10.00% through May 2007. The outstanding balance on the short-term note payable was $29,512 at December 31, 2006.

8.	LONG-TERM DEBT

Long-term debt consisted of the following at December 31:

	2006	2005
Third Party Debt

Promissory note with a managed non-grocery pharmacy, bearing interest at a variable rate of Prime plus 1.00%. This rate was 9.25% at December 31, 2006. The loan matures on July 31, 2009. During 2006, $100,000 was forgiven and recorded in other income.	$223,600	$—

Related Party Debt

Term loan due to the Company’s primary supplier, who is a member of the Company, bearing interest at a variable rate of Prime plus 2.00%. This rate was 10.25% and 9.25% at December 31, 2006 and 2005, respectively. The loan matures on September 30, 2010. The term loan is collateralized by all assets of the Company.	3,750,000	3,750,000

Term loan due to a member of the Company, bearing interest at a variable rate of Prime plus 2.00%. This rate was 10.25% and 9.25% at December 31, 2006 and 2005, respectively. The loan matures on September 30, 2010. The loan is collateralized by all assets of the Company.	3,750,000	3,750,000

Total long-term debt	7,723,600	7,500,000
Less current portion	(375,000)	—

Long-term portion	$7,348,600	$7,500,000

PRAIRIESTONE PHARMACY, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2006, 2005 and 2004
Scheduled annual maturities of long-term debt at December 31, 2006 are as follows:

2007	$375,000
2008	1,625,000
2009	2,723,600
2010	3,000,000

$7,723,600

9.	LEASES

Capital Leases

The Company is the lessee of certain pharmacy equipment under capital leases expiring at various dates through 2011. The assets and liabilities under capital leases are recorded at the fair value of the asset. The assets are depreciated over their estimated productive lives. At December 31, 2006, the cost of the leased pharmacy equipment included in property, equipment and improvements was $2,256,765 and accumulated depreciation was $585,793. At December 31, 2005, there was $2,336,962 of equipment with $269,145 of accumulated depreciation. The capital lease is guaranteed by certain related parties.

Interest rates on capitalized leases vary from 6.45% to 8.20% and are imputed based on the lower of the Company’s incremental borrowing rate at the inception of each lease or the lessor’s implicit rate of return.

Minimum future lease payments under capital leases at December 31, 2006 are as follows:

Years ending December 31
2007	$549,903
2008	549,903
2009	452,784
2010	138,319
2011	3,080

1,693,989

Less amount representing interest	(189,188)

Net capital lease obligations	1,504,801
Less current maturities of capital lease obligations	(453,561)

Long-term portion of capital lease obligations	$1,051,240

PRAIRIESTONE PHARMACY, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2006, 2005 and 2004
Operating Leases
The Company leases space for the Minnesota grocery stores in which it operates from a member of the Company. Rental expense is incurred at $11,050 per month for all locations. The term of the lease runs concurrently with the service agreement between the Company and the member, which is eight years, and expires on December 31, 2011. The Company also leases space for a drop-off and pick-up site at Tria Orthopedic Center for $437 per month through March 31, 2010.
The Company leases space for its corporate office in Plymouth on a two year lease expiring September 30, 2007. The lease provides for monthly rental payments plus taxes and operating expenses as provided by the lease agreement. The monthly rent is $2,684 through September 30, 2006 and then increases to $2,764 through September 30, 2007.
The Company leases blood pressure machines for most of its locations. Monthly rental expense is $1,185. The term of the lease runs through November 30, 2008.
The Company previously leased space within the Michigan grocery stores in which it operated from a third party prior to their sale in February and October 2006 (see footnote 3). Monthly rental expense was $693 per month for each store in operation.
Total rents paid and charged to expense on all operating leases was $265,988, $166,222 and $74,238 for the years ended December 31, 2006, 2005 and 2004. These expenses are net of deferred lease incentives. Future minimum lease payments under non-cancelable operating leases are as follows:

Years Ending December 31,
2007	$176,946
2008	150,885
2009	137,844
2010	133,912
2011	132,600

$732,187

10. DEFINED CONTRIBUTION PLAN
The Company provides a 401(k) profit sharing plan for all eligible employees. Under the plan, eligible employees may elect to defer a percentage of their salary, subject to Internal Revenue Service limits. The Company matches 100% of a participant’s elective deferrals up to 4% of the participant’s compensation. To be eligible for the profit sharing contributions, employees must complete six months of service and attain the age of 21. The Company’s profit sharing contributions are vested 100% in year six. Expenses for contributions to the plan for the years ended December 31, 2006, 2005 and 2004 were $293,738, $213,597 and $41,759, respectively.

PRAIRIESTONE PHARMACY, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2006, 2005 and 2004
11. RELATED PARTY TRANSACTIONS
The Company enters into transactions in the normal course of business with related parties. Management believes that such transactions were negotiated at arm’s length and for terms that would have been obtained from unaffiliated third parties.
Accounts Receivable
At December 31, 2006 and 2005, the Company had accounts receivable of $278,443 and $409,786 due from related parties for items such as reimbursement of transactions costs, build-out allowance reimbursements, sales and rebates from suppliers.
Accounts Payable
At December 31, 2006 and 2005, the Company had amounts totaling $884,679 and $1,786,392 owed to related parties for items such as inventory purchases, monthly services and reimbursements for equipment. The Company purchased pharmaceutical products and services from a related party vendor in the amount of $31,283,425 in 2006, $14,170,458 in 2005 and $115,715 in 2004.
Severance
The Company is currently paying a former employee and current member a severance for 18 months which began in October 2005. This agreement includes a non-compete valued by the Company at $45,000 that is being amortized over 2 years.
Interest Expense
The Company incurred interest expense on all related party notes for the years ended December 31, 2006, 2005 and 2004 totaling $950,531, $304,250 and $14,962, respectively.
Rent Expense
The Company pays rent to a member for space in the Minnesota grocery stores in the amount of $89,279 in 2006, $77,590 in 2005 and $55,366 in 2004. These expenses are net of deferred lease incentives.

PRAIRIESTONE PHARMACY, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2006, 2005 and 2004
12. SUPPLEMENTAL CASH FLOW INFORMATION

	2006	2005	2004
Cash paid for interest	$1,018,546	$670,881	$92,746

Non cash activities:
Equipment purchases financed through capital leases	$151,202	$1,208,015	$920,747
Equipment and software financed through short-term note payable	65,032	—	—
Equipment and software purchased through accounts payable	312,661	—	—
Accounts payable refinanced into long-term debt	—	5,010,852	3,017,124
Equipment and supplies contributed by members	$—	$—	$230,000
13. LEGAL SETTLEMENT
During 2004, the Company was named in a lawsuit involving a violation of non-compete agreements that the primary officers of the Company had with their former employer. The parties agreed to mediation and the Company agreed to settle with the plaintiff for $375,000 which was ultimately paid in June 2005. The Company also incurred legal costs during 2004 totaling $533,073 to defend itself in this matter.
14. SUBSEQUENT EVENT
On February 15, 2007, the customer prescription files, inventory and equipment of all the Company’s retail pharmacy locations in Minnesota were sold for a price of $4,587,040 to a related party member. The sale price was received as follows: 1) $65,776 — cash; 2) $1,165,264 — assumption of capital lease obligation; 3) $206,000 — assumption of deferred lease incentives; 4) $3,150,000 — direct payment on long-term note owed to the related party member. As a part of the transaction, the Company has agreed to a post closing risk share adjustment. The full contingency has been recorded and decreased the resulting gain on the transaction by $457,160. After deducting the estimated transaction costs of $20,000, the estimated resulting gain on the sale is $457,357. As part of the sale, the purchaser entered into a five year management agreement in which the Company received a $600,000 up-front fee for services to be rendered for the first year. This amount was directly applied to the remaining balance on the long-term note. A five year license service agreement was also executed.
On February 16, 2007, all members of the Company sold their membership units for 9,926,337 restricted shares of Arcadia Resources, Inc.(Arcadia) common stock subject to registration rights, with additional shares of Arcadia common stock potentially issuable on the one-year anniversary date of the closing (February 16, 2008), depending on Arcadia’s share price on that date. The estimated value of this transaction was $20,000,000. The Arcadia agreement provides incentives for Prairiestone’s selling members to receive additional Arcadia shares or cash, at Arcadia’s election, if Prairiestone achieves certain EBITDA targets during the two years following the closing.

Unaudited Pro Forma Balance Sheet of Arcadia Resources, Inc. as of December 31, 2006,
Unaudited Pro Forma Statement of Operations of Arcadia Resources, Inc. for the Nine
Months Ended December 31, 2006, and
Unaudited Pro Forma Statement of Operations of Arcadia Resources, Inc.
for the Year Ended March 31, 2006
Unaudited Pro Forma Financial Information
     On February 16, 2007, Arcadia Resources, Inc. (“Arcadia” or the “Company”) completed the acquisition of PrairieStone Pharmacy, LLC. (“PrairieStone”). On February 15, 2007, as a condition to the Company’s acquisition of PrairieStone, PrairieStone sold the assets of fifteen (15) retail pharmacies located within grocery stores owned and operated by Lunds, Inc. (“Lunds”) and Byerly’s, Inc. to Lunds. The transaction included the execution of a five-year Management Services Agreement and a five-year Licensed Services Agreement between Lunds. and PrairieStone. In addition, the Company and PrairieStone entered into a supply agreement with ABDC for a term through September of 2010, which contains minimum volume purchase requirements and specified pricing levels. Because PrairieStone’s sale of assets to Lunds was closed in conjunction with the Company’s acquisition of PrairieStone, the unaudited pro forma information that follows contemplates both transactions.
     The unaudited pro forma consolidated balance sheet has been derived from historical financial statements of Arcadia and PrairieStone, adjusted to give pro forma effect to the sale of retail pharmacy assets to Lunds by PrairieStone and the simultaneous acquisition of PrairieStone at December 31, 2006.
     The unaudited pro forma statements of operations represents the combined results of Arcadia and PrairieStone for the nine month period ended December 31, 2006 and the year ended March 31, 2006, with certain adjustments that would have affected the combined companies had the acquisition taken place at April 1, 2005. In addition to the adjustments relating to the sale of the retail pharmacy assets to Lunds by PrairieStone and the simultaneous acquisition by Arcadia, the unaudited pro forma statements of operations include pro forma adjustments to eliminate the revenues and expenses specifically identifiable to the retail pharmacy activities. Several of the retail pharmacies were sold or closed since April 1, 2005 but prior to December 31, 2006. Subsequent to Arcadia’s acquisition of PrairieStone, there will be no retail pharmacy operations, and the pro forma adjustments reflect this.
     The unaudited pro forma combined consolidated financial statements have been prepared based on Arcadia management’s estimate of the fair value of the assets and liabilities of PrairieStone on the closing date. Based on management’s preliminary review, the carrying value of certain assets and liabilities of PrairieStone approximate fair value, and as such, no significant adjustments are anticipated for these assets and liabilities. Management estimated the fair value of the acquired intangible assets and the goodwill generated from this acquisition. An independent external valuation firm has been engaged to compute the final fair value of the acquired intangible assets and goodwill. The final valuations and all necessary accounting adjustments will be reflected in the Company’s Annual Report on Form 10-K for the year ended March 31, 2007. The impact of ongoing integration activities and adjustments to fair value of acquired net tangible and intangible assets of PrairieStone could cause material differences in the information presented.
     The unaudited pro forma combined consolidated financial statements are presented for illustrative purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial position of Arcadia Resources, Inc. that would have been reported had the acquisition been consummated as of the dates presented and should not be taken as representative of future operating results or financial position of Arcadia Resources, Inc. The pro forma adjustments are based upon available information and assumptions that Arcadia Resources, Inc.’s management believes are reasonable under the circumstances. The selected unaudited pro forma combined consolidated financial statements should be read in conjunction with Arcadia Resources’ Annual Report on Form 10-K for the year ended March 31, 2006 and its Form 10-Q for the nine months ended December 31, 2006.

ARCADIA RESOURCES, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2006

			Pro Forma Adjustments (1)
	Arcadia	PrairieStone	PrairieStone		Arcadia
	Resources,	Pharmacy,	Asset Sale		Resources		Pro Forma
	Inc.	LLC	to Lunds		Acquisition		Combined

ASSETS
Current assets
Cash and cash equivalents	$11,033,943	$335,972	$—		$—		$11,369,915
Accounts receivable, net	36,659,142	1,672,449	—		—		38,331,591
Inventory, net	2,896,885	1,328,307	(1,355,230	) (2)	—		2,869,962
Prepaid expenses and other assets	5,120,856	30,000	—		—		5,150,856

Total current assets	55,710,826	3,366,728	(1,355,230)		—		57,722,324

Property and equipment, net	9,104,113	3,073,900	(2,133,387	) (2)	—		10,044,626
Goodwill	38,751,258	—	—		21,554,902	(8)	60,306,160
Intangible assets, net	22,192,857	187,201	(104,167	) (2)	4,000,000	(9)	26,275,891
Other assets	401,644	7,500	—		—		409,144

	$126,160,698	$6,635,329	$(3,592,784)		$25,554,902		$154,758,145

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Line of credit, current portion	$3,017,996	$—	$—		$—		$3,017,996
Accounts payable	4,428,941	1,509,144	—		—		5,938,085
Accrued expenses:
Compensation and related taxes	2,478,635	448,775	—		—		2,927,410
Commissions	582,540	—	—		—		582,540
Accrued interest	229,650	82,558	—		—		312,208
Other	1,791,683	113,634	37,947	(3)	487,829	(10)	2,431,093
Short-term note payable	—	29,512	—		—		29,512
Deferred lease incentives	—	42,621	(42,621	) (2)	—		—
Deferred revenue	—	145,367	600,000	(4)	—		745,367
Payables to affiliated agencies, current portion	1,642,377	—	—		—		1,642,377
Long-term obligations, current portion	3,033,710	375,000	(375,000	) (5)	—		3,033,710
Capital lease obligations, current portion	977,993	453,561	(360,594	) (2)	—		1,070,960

Total current liabilities	18,183,525	3,200,172	(140,268)		487,829		21,731,258
Deferred lease incentives, less current portion	—	170,483	(170,483	) (2)	—		—
Deferred revenue	—	78,333	—		—		78,333
Payables to affiliated agencies, less current portion	82,452	—	—		—		82,452
Accrued expense	—	—	457,160	(6)	—		457,160
Long-term debt, less current portion	22,450,615	7,348,600	(3,375,000	) (5)	(3,750,000	) (11)	22,674,215
Line of credit, less current portion	17,749,866	750,000	—		—		18,499,866
Capital lease obligations, less current portion	693,436	1,051,240	(835,766)		—		908,910

Total liabilities	59,159,894	12,598,828	(4,064,357)		(3,262,171)		64,432,194

Minority interest	387,427	—	—		—		387,427

Common stock	105,559	—	—		9,731	(12)	115,290
Members’ units	—	9,118,552			(9,118,552	)(13)	—
Additional paid-in capital	83,727,138	—	—		23,315,416	(14)	107,042,554
Accumulated deficit	(17,219,320)	(15,082,051)	471,573	(7)	14,610,478	(15)	(17,219,320)

Total stockholders’ equity	66,613,377	(5,963,499)	471,573		28,817,073		89,938,524

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$126,160,698	$6,635,329	$(3,592,784)		$25,554,902		$154,758,145

Pro Forma Explanatory Footnotes:

(1)	Assumptions for adjustments are based on purchase price allocation and fair value estimates made by management.

(2)	Adjustment for PraireStone assets sold / liabilities assumed by Lunds, net of working capital changes from December 31, 2006 to February 16, 2007.

(3)	Adjustment to record acquisition costs incurred by PrairieStone in conjunction with the asset sale to Lunds.

(4)	In conjunction with the sale of assets to Lunds, PrairieStone and Lunds entered into a 5-year Management Services Agreement. The management fee due PrairieStone for the first year of the agreement is $600,000, which was paid by Lunds at the closing.

(5)	The consideration paid by Lunds was the cancellation of a $3,750,000 term loan due to Lunds. The term loan bears annual interest at prime plus 2% (10.25% at December 31, 2006).

(6)	The Asset Purchase Agreement with Lunds includes a “post-closing risk-share” clause whereby PrairieStone will pay Lunds 50% of the first two years’ losses, if any, up to a cumulative total loss of $914,321. PrairieStone’s management believes that it is more likely than not that the losses will exceed this amount, and, therefore, the maximum potential exposure of $457,160 was accrued.

(7)	Adjustment represents the gain on the sale of assets to Lunds recognized by PrairieStone.

(8)	Adjustment to goodwill represents the purchase price and acquisition costs in excess of acquired net assets as computed below:

Common stock issued (8,000,000 shares valued at $2.50 per share less 195,600 holdback shares)	$19,511,000
Common stock issued to payoff term loan (1,926,337 shares valued at $1.98 per share)	3,814,147
Purchase price adjustment (accrual) (See (10) below)	161,760
Acquisition costs (See (10) below)	326,069

Total consideration	23,812,976

Estimated value of assets acquired / liabilities assumed	(1,741,926)
Estimated value of acquired intangible asset	4,000,000

Purchase price and acquisition costs in excess of net assets (goodwill)	$21,554,902

(9)	Adjustment to acquired intangible assets represents the estimated valuation of customer relationships, which are expected to be amortized over five years.

(10)	Adjustment to other accrued expenses includes: a.) $326,069 in estimated acquisition costs, and b.) a purchase price adjustment of $161,760, which is to be paid one year after the closing date in cash or the Company’s common stock at the discretion of Arcadia Resources.

(11)	Adjustment to notes payable represents the payoff of a $3,750,000 term loan at the acquisition date. The term loan bears annual interest at prime plus 2% (10.25% at December 31, 2006). The term loan was paid off with 1,926,337 shares of Arcadia Resources common stock. The fair value of the common stock was discounted by 10% in order to arrive at the number of shares issued.

(12)	Adjustment to common stock represents the par value ($0.001 per share) of the shares of Arcadia Resources common stock issued to the sellers. A total of 9,730,737 shares of common stock were issued. This total includes the 1,926,337 shares issued to payoff the outstanding term loan (see (11) above).

(13)	Adjustment to membership units represents the elimination of the previous capital structure of PrairieStone.

(14)	Adjustment to additional paid in capital represents the total value of the Arcadia Resources common stock issued to the sellers less the amount assigned to the par value ($9,731). The fair value of the common stock issued was computed in accordance with accounting principles generally accepted in the United States, and this fair value differs from the value of the stock as computed per the terms of the purchase agreement.

(15)	Adjustment to accumulated deficit reflects the elimination of the PrairieStone balance prior to the acquisition.

ARCADIA RESOURCES, INC.
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2006

			Pro Forma Adjustments (1)
	Arcadia	PrairieStone	PraireStone		Arcadia
	Resources,	Pharmacy,	Asset Sales		Resources		Pro Forma
	Inc.	LLC	(Note A)		Acquisition		Combined

Revenues, net	$120,000,022	$27,801,194	$(25,984,689	) (2)	$—		$121,816,527
Cost of revenues	77,768,752	22,332,730	(20,888,504	) (2)	—		79,212,978

Gross profit	42,231,270	5,468,464	(5,096,185)		—		42,603,549

Selling, general and administrative	42,215,507	8,870,913	(6,766,858	) (2)	154,000	(5)	44,473,562
Depreciation and amortization	2,072,717	717,909	(640,686	) (3)	600,000	(6)	2,749,940

Total operating expenses	44,288,224	9,588,822	(7,407,544)		754,000		47,223,502

Operating loss	(2,056,954)	(4,120,358)	2,311,359		(754,000)		(4,619,953)

Interest expense, net	2,417,642	837,036	(354,000	) (4)	(274,000	) (7)	2,626,678
Gain on sale of assets	—	(564,237)	564,237	(2)	—		—
Other income	—	(100,000)	—		—		(100,000)

Total other expenses	2,417,642	172,799	210,237		(274,000)		2,526,678

Loss before income tax	(4,474,596)	(4,293,157)	2,101,122		(480,000)		(7,146,631)
Current income tax expense	136,737	—	—		—		136,737

NET LOSS	$(4,611,333)	$(4,293,157)	$2,101,122		$(480,000)		$(7,283,368)

Weighted average number of common shares outstanding (in thousands)	87,769				9,731		97,500

Basic and diluted net loss per share	$(0.05)						$(0.07)

Note A: On July 31, 2006 and October 30, 2006, PrairieStone sold a total of 13 pharmacy locations and recognized a net gain on the sale of $564,237. The revenue and expenses associated with these 13 locations prior to this sale are included in the above pro forma adjustments. Subsequent to the acquisition by Arcadia Resources, there will be no PrairieStone retail pharmacy operations, and the pro forma adjustments reflect this.

Pro Forma Explanatory Footnotes:

(1)	Assumptions for adjustments are based on purchase price allocation and fair value estimates made by management.

(2)	Reduction represents the impact of the sale of the pharmacy operations to Lunds and the pharmacy operations sales on July 31, 2006 and October 30, 2006 as described in Note A above. The reduction includes revenues/expenses specifically identifiable to the pharmacy activities and does not include allocations of corporate costs.

(3)	Reduction of depreciation of property and equipment and amortization of intangible assets sold to Lunds and the pharmacy operations sales on July 31, 2006 and October 30, 2006 as described in Note A above.

(4)	Reduction of interest expense relating to $3,750,000 term note bearing interest at the prime rate plus 2%. The cancellation of the term note represented the consideration for the sale of assets to Lunds. In addition, the interest expense was reduced for the interest expense associated with the capital lease obligations assumed by Lunds.

(5)	The former Chief Executive Officer of PrairieStone entered into an employment agreement as part of the acquisition. This individual was appointed Chief Operating Officer of Arcadia Resources, and as part of his compensation package, he received 400,000 shares of restricted common stock of Arcadia Resources. The fair value of the restricted common stock is $2.05 per share, which represents the closing price on the day of the grant. The value of the restricted stock will be recognized as compensation expense on a straight-line basis over the vesting period of four years.

(6)	Amortization of acquired intangible assets (customer relationships) is computed over the estimated useful life of five years. Goodwill is not amortized in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets.”

(7)	Reduction of interest expense relating to $3,750,000 term note bearing annual interest at the prime rate plus 2%. The term note was paid off as part of the Arcadia Resources acquisition.

ARCADIA RESOURCES, INC.
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
FOR THE YEAR ENDED MARCH 31, 2006

			Pro Forma Adjustments (1)
	Arcadia	PrairieStone	PraireStone		Arcadia
	Resources,	Pharmacy,	Asset Sales		Resources		Pro Forma
	Inc.	LLC	(Note A)		Acquisition		Combined

Revenues, net	$130,928,641	$37,643,287	$(37,205,871	) (2)	$—		$131,366,057
Cost of revenues	87,563,329	30,458,596	(30,121,181	) (2)	—		87,900,744

Gross profit	43,365,312	7,184,691	(7,084,690)		—		43,465,313

Selling, general and administrative	43,174,514	11,610,956	(9,731,389	) (2)	205,000	(5)	45,259,081
Depreciation and amortization	2,326,119	925,106	(855,694	) (3)	800,000	(6)	3,195,531

Total operating expenses	45,500,633	12,536,062	(10,587,083)		1,005,000		48,454,612

Operating loss	(2,135,321)	(5,351,371)	3,502,393		(1,005,000)		(4,989,299)

Interest expense, net	1,523,614	779,475	(397,000	) (4)	(309,000	) (7)	1,597,089
Amortization of debt discount	933,185	—	—		—		933,185
(Gain)/loss on sale of assets	—	(1,007,613)	1,032,810	(2)	—		25,197

Total other expenses (income)	2,456,799	(228,138)	635,810		(309,000)		2,555,471

Loss before income tax	(4,592,120)	(5,123,233)	2,866,583		(696,000)		(7,544,770)
Current income tax expense	118,791	—	—		—		118,791

NET LOSS	$(4,710,911)	$(5,123,233)	$2,866,583		$(696,000)		$(7,663,561)

Weighted average number of common shares outstanding (in thousands)	83,834				9,731		93,565

Basic and diluted net loss per share	$(0.06)						$(0.08)

Note A: On February 28, 2006, PrairieStone sold four pharmacy locations and recognized a gain on the sale of $1,083,377. On March 31, 2006, PrairieStone closed another pharmacy location and recognized a loss of $50,567. The revenue and expenses associated with these five locations prior to the sale and closure are included in the above pro forma adjustments. Subsequent to the acquisition by Arcadia Resources, there will be no PrairieStone retail pharmacy operations, and the pro forma adjustments reflect this.

Pro Forma Explanatory Footnotes:

(1)	Assumptions for adjustments are based on purchase price allocation and fair value estimates made by management.

(2)	Reduction represents the impact of the sale of the pharmacy operations to Lunds, in addition to the pharmacy operations sale on February 28, 2006 and the pharmacy closure on March 31, 2006 as described in Note A above. The reduction includes revenue/expenses specifically identifiable to the pharmacy activities and does not include allocations of corporate costs.

(3)	Reduction of depreciation of property and equipment and amortization of intangible assets related to the assets sold to Lunds, in addition to the pharmacy operations sale on February 28, 2006 and the pharmacy closure on March 31, 2006 as described in Note A above.

(4)	Reduction of interest expense relating to $3,750,000 term not bearing interest at the prime rate plus 2%. The cancellation of the term note represented the consideration for the sale of assets to Lunds. In addition, the interest expense was reduced for the interest expense associated with the capital lease obligations assumed by Lunds.

(5)	The former Chief Executive Officer of PrairieStone entered into an employment agreement as part of the acquisition. This individual was appointed Chief Operating Officer of Arcadia Resources, and as part of his compensation package, he received 400,000 shares of restricted common stock of Arcadia Resources. The fair value of the restricted common stock is $2.05 per share, which represents the closing price on the day of the grant. The value of the restricted stock will be recognized as compensation expense on a straight-line basis over the vesting period of four years.

(6)	Amortization of acquired intangible assets (customer relationships) is computed over the estimated useful life of five years. Goodwill is not amortized in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets.”

(7)	Reduction of interest expense relating to $3,750,000 term note bearing annual interest at the prime rate plus 2%. The term note was paid off as part of the Arcadia Resources acquisition.